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                                                                     Exhibit 1.6


                         PINE VALLEY MINING CORPORATION
                                 (THE "COMPANY")

                  CERTIFIED COPY OF A SHAREHOLDERS' RESOLUTION

I, the undersigned, being a director of the Company, hereby certify the following to be a true copy of a resolution passed by the shareholders of the Company at the Annual & Special Meeting of Shareholders held on the 28th day of July, 2005, and that the same is still in full force and effect and has not been rescinded as at the date hereof:

"CHANGES TO THE COMPANY'S ARTICLES

ON MOTION DULY MADE, SECONDED AND CARRIED, IT WAS RESOLVED, as a special resolution, that the Articles of the Company be altered by adding the following as a new Article 16.3:

          '16.3 SETTING THE REMUNERATION OF AUDITORS

          The directors may from time to time set the remuneration of the auditors of the Company.'"

Certified a true copy this 28th day of July, 2005.


                                        /s/ Jeffrey Fehn
                                        ----------------------------------------
                                        Director